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                                                                       EXHIBIT 1


                                    AGREEMENT


         The undersigned hereby consent to the filing of this report on Schedule 13D on behalf of each of them.

Dated:  October 8, 1998



                                        By  /s/ Wayne William Mills
                                           -------------------------------
                                            Wayne William Mills


                                        By  /s/ Tamara Kottom-Mills
                                           -------------------------------
                                            Tamara Kottom-Mills





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